Exhibit 99.2
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                          REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT is made as of the 13th day of November, 2002

AMONG:

         WPCS INTERNATIONAL INCORPORATED, a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 140 South Village Avenue, Suite 20, Exton, Pennsylvania 19341

         ("WPCS")

AND:

         ANDREW HIDALGO, an individual having an address at 140 South Village Avenue, Suite 20, Exton, Pennsylvania 19341

         ("Hidalgo")

AND:

         J. JOHNSON LLC, a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at 245 West Roosevelt Road, Boulevard 7, Suite 48, West Chicago, IL 60185

         ("Johnson")

AND:

         E.J. VON SCHAUMBURG, an individual having an address at 15 Manor Drive, Morristown, NJ 07960

         ("von Schaumburg", and together with Hidalgo and Johnson, the "Principals")


WHEREAS:

A. WPCS is a reporting company whose common stock is quoted on the NASD "Bulletin Board" and which is engaged in the business of providing fixed wireless telecommunications services;

B. Hidalgo is the beneficial and registered owner of 5,380,000 shares of WPCS's common stock ("WPCS Shares"), Johnson is the beneficial and registered owner of 850,000 WPCS Shares and von Schaumburg is the beneficial and registered owner of 150,000 WPCS Shares;

C. Johnson and von Schaumburg acquired the WPCS Shares held by them pursuant to the terms of an Agreement and Plan of Merger made as of November __, 2002 between WPCS, Johnson, von Schaumburg, Invisinet, Inc. and Invisinet Acquisitions Corp. (the "Merger

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Agreement");

D. As an inducement to enter into the Merger Agreement, WPCS has agreed to grant to the Principals certain registration and other rights in respect of the WPCS Shares held by them and Hidalgo has agreed to grant certain additional rights to Johnson and von Schaumburg.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                               REGISTRATION RIGHTS

PIGGY-BACK REGISTRATION

1.1 The Principals will be entitled to "piggy-back" registration rights on registrations of WPCS, subject to the right of WPCS or its underwriters to reduce in view of market conditions the number of shares of the Principals proposed to be registered; provided, however, that such reductions will not result in less than 10% of the WPCS Shares held by each Principal being registered.

REGISTRATION EXPENSES

1.2 The registration expenses (exclusive of underwriting discounts and commissions) of all of the registrations under Section 1.1 above will be borne by WPCS.

TRANSFER OF REGISTRATION RIGHTS

1.3 The registration rights may be transferred to a third party transferee who acquires at least 10% of a Principal's WPCS Shares. Transfer of registration rights to a family member or for estate planning purposes will be without restriction as to minimum shareholding, but any shares so transferred shall be included in the calculation of the 10% figure referred to in Section 1.1 hereof.

OTHER REGISTRATION PROVISIONS

1.4 Other registration rights provisions may be agreed to as are reasonable, including cross-indemnification, the agreement by the Principals (if requested by the underwriters in a public offering) not to sell any unregistered common stock they hold for a period of up to 120 days following the effective date of the registration statement of such offering, the period of time in which the registration statement will be kept effective, underwriting arrangements and the like.

TERMINATION OF REGISTRATION RIGHTS

1.5 The registration obligations of WPCS will terminate on the date which is 90 days after a Principal ceases to be an affiliate of WPCS, provided that such date is at least one year from the closing of the Merger Agreement.

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                                    ARTICLE 2
                                 CONTROL OFFERS

TAG-ALONG RIGHTS

2.1 In the event of any proposed transfer or sale or other disposition of WPCS Shares by Hidalgo and/or his Related Persons other than (i) a public offering of shares of Common Stock pursuant to a registration statement under the Securities Act of 1933, or (ii) a sale or transfer by Hidalgo to his affiliates or Related Persons, and such transfer or sale is not in compliance with the volume limitations imposed by paragraph (e) of Rule 144 under the Securities Act of 1933 (a "Qualified Transfer"), von Schaumburg, Johnson and each of their Related Persons (collectively, the "Tag-Along Investors") shall each have the right (the "Tag-Along Right") to include in such Qualified Transfer (in replacement for WPCS Shares otherwise to be transferred in such Qualified Transfer by Hidalgo) that number of WPCS Shares equal to the product of (a) and (b) where:

         (a) is the total number of WPCS Shares which Hidalgo and/or his Related Persons proposes to sell, and

         (b) is a fraction, the numerator of which is the total number of WPCS Shares held by the particular Tag-Along Investor, and the denominator of which is the sum of

                  (i) the total number of WPCS Shares held by the Principals, and

                  (ii) the total number of fully-diluted WPCS Shares owned by persons entitled to the benefits of any other "tag-along" rights arising as a result of such transfer (including WPCS Shares held by the Tag-Along Investors)

provided that there shall be no Tag-Along Rights where an offer to purchase some or all of the WPCS Shares held by the Principals is made, on equal terms, to all of the Principals by any third party.

TRANSFER NOTICE

2.2 Hidalgo shall, not less than 10 days prior to a proposed Qualified Transfer, notify in writing the other Principals of such proposed Qualified Transfer (the "Transfer Notice"). The Transfer Notice shall set forth: (i) the name of the purchaser and the number of WPCS Shares proposed to be transferred;
(ii) the name and address of the proposed purchaser; (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed purchaser; and (iv) that the proposed purchaser has been informed of the Tag-Along Right provided for in this Article 2 and has agreed to purchase WPCS Shares in accordance with the terms hereof.

TAG-ALONG NOTICE

2.3 The Tag-Along Right may be exercised by any Tag-Along Investor by delivery of a written notice to Hidalgo proposing to sell WPCS Shares on the terms set forth in the Transfer Notice (a "Tag-Along Notice") within 10 days following delivery of the Transfer Notice to the Tag-Along Investor. The Tag-Along Notice shall state the number of WPCS Shares (the "Tag-Along Shares") that such Tag-Along Investor proposes to include in such transfer to the proposed purchaser (which number shall not exceed the maximum number of WPCS Shares that may be transferred pursuant to Section 2.1 above).

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EFFECT OF TAG-ALONG NOTICE

2.4 Delivery of the Tag-Along Notice by any Tag-Along Investor in accordance with Section 2.3 above shall constitute a binding agreement by such Tag-Along Investor to sell the Tag-Along Shares, on the terms and conditions specified in the Transfer Notice, to the proposed purchaser or any other purchaser or purchasers designated by Hidalgo.

RELATED PERSON

2.5 For purposes of this Agreement, the term "Related Person" means, with respect to any individual, (i) the individual's spouse, siblings, lineal ascendants and descendants or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding an 50% or more controlling interest of which consist entirely of persons described in subsection (i) above.

TERMINATION OF TAG-ALONG RIGHTS

2.6 The Tag-Along Rights will terminate three years from the date of this Agreement.


                                    ARTICLE 3
                               GENERAL PROVISIONS

NOTICE

3.1 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or Facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by Facsimile shall be deemed to have been received on the actual date of delivery.

ADDRESSES FOR SERVICE

3.2 The address for service of notice of each of the parties hereto is as follows:

         (a)      WPCS or Hidalgo:

                  WPCS International Incorporated
                  140 South Village Avenue, Suite 20
                  Exton, Pennsylvania 19341
                  Attn:  Andrew Hidalgo, President
                  Phone:  (610) 903-0400
                  Facsimile: (610) 903-0401

         (b)      J. Johnson LLC
                  Attention: President
                  245 West Roosevelt Road, Boulevard 7
                  Suite 48, West Chicago, IL 60185
                  Phone: (630) 818-1002
                  Facsimile: (630) 818-4450

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         (c)      E.J. von Schaumburg
                  15 Manor Drive
                  Morristown, NJ 07960
                  Phone: (973) 879-4408
                  Facsimile: (973) 879-4408

CHANGE OF ADDRESS

3.3 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

FURTHER ASSURANCES

3.4 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

TIME OF THE ESSENCE

3.5      Time is expressly declared to be the essence of this Agreement.

ENTIRE AGREEMENT

3.6 The provisions contained herein constitute the entire agreement among WPCS and the Principals respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among WPCS and the Principals with respect to the subject matter hereof.

ENUREMENT

3.7 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

ASSIGNMENT

3.8 This Agreement is not assignable without the prior written consent of the parties hereto.

COUNTERPARTS

3.9 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by Facsimile will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

APPLICABLE LAW

3.10     This Agreement is subject to the laws of the State of Delaware.


                  [Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                                             WPCS INTERNATIONAL
                                             INCORPORATED



/s/ Diana Schoendorff                        By: /s/ Andrew Hidalgo
------------------------                         -------------------------------
Witness                                          Andrew Hidalgo, President
Diana Schoendorff
------------------------
Name
1827 W. Chase
Chicago IL 60626
------------------------
Address


/s/ Diana Schoendorff                        /s/ Andrew Hidalgo
------------------------                     -----------------------------------
Witness                                      ANDREW HIDALGO
Diana Schoendorff
------------------------
Name
1827 W. Chase
Chicago IL 60626
------------------------
Address


                                             J. JOHNSON LLC


/s/ Diana Schoendorff                        By: /s/ Norm Dumbroff
------------------------                         ------------------------------
Witness                                          Norm Dumbroff, President
Diana Schoendorff
------------------------
Name
1827 W. Chase
Chicago IL 60626
------------------------
Address


/s/ Diana Schoendorff                        /s/ E.J. von Schaumburg
------------------------                     ----------------------------------
Witness                                      E.J. von Schaumburg
Diana Schoendorff
------------------------
Name
1827 W. Chase
Chicago IL 60626
------------------------
Address



This is page 6 to the Registration Rights Agreement dated November 13, 2002 between WPCS International Incorporated, Andrew Hidalgo, J. Johnson LLC and E.J. von Schaumburg.

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